United States
Securities and Exchange Commission
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2020 (July 1, 2020)
Hannon Armstrong Sustainable Infrastructure Capital, Inc.
(Name of Registrant as Specified In Its Charter)

Maryland	001-35877	46-1347456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1906 Towne Centre Blvd, Suite 370 Annapolis,
Maryland 21401
(Address of principal executive offices)

(410) 571-9860
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HASI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 2, 2020, Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the "Company") filed a Current Report on Form 8-K (the “Original 8-K”) disclosing, among other things, the entry into certain agreements relating to the acquisition, ownership and management of a preferred equity interest in a partnership (the “Partnership”) with a subsidiary of ENGIE S.A. that is expected to own approximately 2.3 gigawatt portfolio of wind and utility-scale solar assets. On July 1, 2020, the Company made an initial capital contribution to the Partnership of approximately $150 million related to four operating wind projects with an aggregate capacity of approximately 663 megawatts.

The Original 8-K stated that the financial statements and the pro forma financial information required by Item 9.01 of Form 8-K would be filed by amendment to the Original 8-K within 71 days after the date on which the Original 8-K was filed. The Company has subsequently determined that the acquisition was not significant and such financial statements and pro forma financial information are not required and therefore is amending and restating Item 9.01 of the Original 8-K to eliminate the references to the potential subsequent filing of financial statements and pro forma financial information.

Except as described above, all of the other information in the Original 8-K remains unchanged.

Item 9.01	Financial Statements and Exhibits.
Not applicable.

SIGNATURES
        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:	/s/ Steven L. Chuslo
Steven L. Chuslo
Executive Vice President and General Counsel
Date: September 10, 2020